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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CMS Energy Corporation of our report dated February 10, 2004 relating to the financial statements of Jorf Lasfar Energy Company S.C.A., which appears in CMS Energy's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ Price Waterhouse
Price Waterhouse

Casablanca, Morocco
September 21, 2004